UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2005

Commission File number 000-30654

APROPOS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Illinois	36-3644751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Tower Lane, 28th Floor

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices, including zip code)

(630) 472-9600

(Registrant’s telephone number, including area code)

__________________________________________________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

David E. McCrabb, Jr. will terminate his employment with Apropos Technology, Inc. and resign his position as President and Chief Executive Officer when his employment contract expires on June 30, 2005. The Company has retained an executive search firm and is actively looking for a replacement.

In August 2004, Apropos asked Mr. McCrabb to serve as interim President CEO for a 10 month period to assess the Company’s strengths and weaknesses and to initiate processes to improve shareholder return through execution. Mr. McCrabb has positioned the Company for an effective transition to a permanent CEO, and the Company appreciates all of his good work.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 8, 2005.

Apropos Technology, Inc.
By:	/s/	Francis J. Leonard
Francis J. Leonard Chief Financial Officer and Vice President (Principal Financial Officer and Authorized Officer)